EXHIBIT 11(a)

                              KPMG Peat Marwick LLP
                               4200 Norwest Center
                             90 South Seventh Street
                              Minneapolis, MN 55402

                          Independent Auditors' Consent


The Board of Directors
First American Funds, Inc.:

We consent to the use of our report dated November 4, 1994 incorporated herein by reference and to the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" in Part A and "Custodian; Administrator; Transfer Agent; Counsel; Accountants" in Part B of the Registration Statement.


                                        /s/ KPMG Peat Marwick LLP

                                            KPMG Peat Marwick LLP



Minneapolis, Minnesota
July 6, 1995